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                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 23, 2005, except Note 1 as to which the date is July 13, 2005 in the Registration Statement (Form S-1 No. 333-123585) and related Prospectus of Adams Respiratory Therapeutics, Inc. for the registration of 8,140,000 shares of its common stock.



                                                 /s/ Ernst & Young LLP


New York, NY
July 13, 2005